Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FortuneX Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated April 14, 2026 (except for Note 5 dated May 7, 2026, and Notes 1, 4, 7 and 9 dated May 21, 2026), relating to the financial statements of FortuneX Acquisition Corporation, included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

May 21, 2026